UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2009

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         On July 9, 2009, the Board of Directors of NPS Pharmaceuticals, Inc. (the “Company”) elected Colin Broom M.D. as a director to fill a vacancy on the Board.  The Company’s press release announcing Dr. Broom’s election, which is attached as Exhibit 99.1, is incorporated by reference herein.  Dr. Broom, 53, currently serves as Vice President, Chief Scientific Officer of ViroPharma Incorporated, a position he has held since May 2004.

In connection with Dr. Broom’s election, the Compensation Committee of the Board approved a grant of 36,000 options to Dr. Broom under the Company’s 2005 Omnibus Equity Plan.  The options will vest over four years and become exercisable 25% on the first anniversary of the date of grant and 6.25% every three months thereafter.   Dr. Broom will also participate in the Company’s non-employee director compensation program.

Dr. Broom has been appointed to serve on the Audit Committee and the Compensation Committee.  There are no arrangements or understandings between Dr. Broom and any other person pursuant to which Dr. Broom was selected as a director.  In addition, the Company is not aware of any transaction requiring disclosure herein pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of NPS Pharmaceuticals, Inc. dated July 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2009	NPS PHARMACEUTICALS, INC.

	By:	/s/ ANDREW RACKEAR
Andrew Rackear
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of NPS Pharmaceuticals, Inc. dated July 13, 2009.